Bren Road, LLC

Minneapolis, Minnesota

Statements of Revenues and Certain Expenses

Year Ended December 31, 2013 and Three Months Ended March 31, 2014 (unaudited)

Bren Road, LLC

Statements of Revenues and Certain Expenses

Year Ended December 31, 2013 and Three Months Ended March 31, 2014 (unaudited)

Table of Contents

WIPFLi LLP

Independent Auditor's Report

Board of Directors and Stockholders
Talon REIT
Minneapolis, Minnesota

Report on the Statement of Revenues and Certain Expenses

We have audited the accompanying statement of revenues and certain expenses of Bren Road, LLC (the "Property") for the year ended December 31, 2013, and the accompanying notes thereto.

Management's Responsibility for the Statement of Revenues and Certain Expenses

Management is responsible for the preparation and fair presentation of the statement of revenues and certain expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of revenues and certain expenses that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of revenues and certain expenses. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the statement of revenues and certain expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the statement of revenues and certain expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement of revenues and certain expenses referred to above present fairly, in all material respects, the revenues and certain expenses (as defined in Note 1) of the Property for the year ended December 31, 2013, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 1 to the statement of revenues and certain expenses, which describes that the accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for the inclusion in the current report on Form 8-K/A of Talon Real Estate Holding Corp (the "Company") and is not intended to be a complete presentation of the Property revenues and expenses. Our opinion is not modified with respect to this matter.

Wipfli LLP

Wipfli LLP

August 11, 2014
St. Paul, Minnesota

Bren Road, LLC

Statements of Revenues and Certain Expenses

Year Ended December 31, 2013 and Three Months Ended March 31, 2014 (unaudited)

	Three Months Ended March 31, 2014 (unaudited)	Year Ended December 31, 2013
Revenues:		
Minimum rent	$ 339,287	$ 1,329,395
Tenant reimbursements	254,446	1,115,598
Other	0	8,574
Total revenues	$ 593,733	$ 2,453,567
Certain expenses:		
Property operating expenses	208,308	637,986
Real estate taxes and insurance	92,906	352,648
Total certain expenses	$ 301,214	$ 990,634
Revenues in excess of expenses	$ 292,519	$ 1,462,933

See accompanying Notes.

Bren Road, LLC

Notes to Statements of Revenues and Certain Expenses

Note 1 Basis of Presentation

On May 29, 2014, Talon Real Estate Holding Corp (the "Company") acquired sole ownership of a commercial real estate building that was previously owned by Bren Road, LLC.

The accompanying statements of revenues and certain expenses include the operations of Minneapolis Mart (the "Property"), a commercial building. The accompanying statements of revenues and certain expenses relate to the Property and have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements are not representative of the actual operations for the periods presented as certain revenues and expenses not expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, certain property administrative expenses, management fee expenses, interest expenses, and interest income.

Note 2 Summary of Significant Accounting Policies

Revenue Recognition

The Property recognizes rental from tenants on the straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Tenant recoveries related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursement is recognized and presented gross, as the Property is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier, and bears the associated credit risk.

Repairs and Maintenance

Expenditures for maintenance and repairs are charged to expense as incurred. Renovations and expenditures that improve or extend the useful life of the asset are capitalized.

Bren Road, LLC

Notes to Statements of Revenues and Certain Expenses

Note 2 **Summary of Significant Accounting Policies** (Continued)

Use of Estimates

Management has made certain estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses to present the statements of revenues and certain expenses in conformity with United States generally accepted accounting principles. Actual results could differ from those estimates.

Note 3 **Minimum Future Lease Rentals**

There are various lease agreements in place with tenants to lease space in the Property. The minimum future cash rents receivable under noncancelable operating leases in each of the next six years are as follows:

2014 (Nine months ended December 31, 2014)	$	985,323
2015		1,313,764
2016		1,279,350
2017		900,788
2018		900,788
2019		825,722
	$	6,205,735

Note 4 Commitments and Contingencies

The Property is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the ultimate settlement of these actions will not have a material adverse effect on the Property's results of operations.

Note 5 Subsequent Events

The Property evaluated subsequent events through August 11, 2014, the date of the financial statements were available to be issued.